SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e) (2))
[   ]    Definitive Proxy Statement
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[   ]    Soliciting Material Pursuant to Rule 14a-12


                          BATTLE MOUNTAIN GOLD COMPANY
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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Set forth below is the text of an advertisement addressed to the stockholders of
Battle Mountain Gold Company that appeared in the December 20, 2000 edition of the Financial Times.

                                      * * *

                          BATTLE MOUNTAIN GOLD COMPANY

          NOTICE OF SPECIAL MEETINGS OF HOLDERS OF BATTLE MOUNTAIN GOLD
                   COMMON STOCK, CONVERTIBLE PREFERRED STOCK &
                   BATTLE MOUNTAIN CANADA EXCHANGEABLE SHARES
                          TO BE HELD ON JANUARY 5, 2001


At the Special Meetings, stockholders will have the chance to vote on the merger of Battle Mountain Gold Company with a wholly owned subsidiary of Newmont Mining Corporation. If the merger is completed, Battle Mountain Gold will become a wholly owned subsidiary of Newmont.

In the merger, each outstanding share of Battle Mountain Gold common stock will be converted into the right to receive 0.105 of a share of Newmont common stock; each outstanding exchangeable share of Battle Mountain Canada Ltd., a subsidiary of Battle Mountain, will be converted into the right to receive 0.105 of a share of Newmont common stock; and each outstanding share of Battle Mountain Gold $3.25 convertible preferred stock will be converted into a share of $3.25 convertible preferred stock of Newmont with substantially identical terms and conditions.

THE BOARD OF DIRECTORS FOR BATTLE MOUNTAIN GOLD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETINGS. The reasons for the proposed merger, and the bases for the Board's recommendation, are outlined in the definitive proxy statement/prospectus which was previously sent to you. Stockholders are urged to read the definitive proxy statement/prospectus in its entirety because it contains important information on the proposed merger.

STOCKHOLDERS ARE URGED TO RETURN THE PROXY CARD TODAY WHETHER OR NOT THEY INTEND TO ATTEND THE SPECIAL MEETING IN PERSON.

If you have any questions about the merger, need assistance in voting or would like an additional copy of the definitive proxy statement/prospectus free of charge, you may contact MacKenzie Partners, Inc. at 212-929-5500 or by email at proxy@mackenziepartners.com.